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                                                                  Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fourth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Second Amended and Restated Owens-Illinois,Inc. Non-Union Retirement and Savings Plan, the Second Amended and Restated Owens-Illinois, Inc. Supplemental Retirement Plan and the Second Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan of our reports dated (a) February 4, 1994, with respect to the consolidated financial statements and schedules of Owens-Illinois, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission, and (b) June 17, 1994, with respect to the financial statements of each of the four above mentioned Plans included in such Plans' Annual Reports (Forms 11-K) for the year ended December 31, 1993 filed with the Securities and Exchange Commission.




                                          /s/ Ernst & Young LLP
                                          ---------------------
                                          Ernst & Young LLP




Toledo, Ohio
December 29, 1994